UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2009

O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 001-32228

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)

(302) 266-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On June 30th, 2009, O2Diesel Corporation (the “Company”) and its wholly owned subsidiary O2Diesel Fuels, Inc. (“O2Diesel Fuels,” and together with the Company, the “Debtors”) received a first lien bridge loan (the “Loan”) from Energenics Pte. Ltd. (“Energenics”) in the amount of $200,000.  The Debtors issued a secured promissory note (the “Note”) to Energenics, pursuant to which the principal amount thereunder accrues interest at an annual rate of 15.00%, and such principal and all accrued interest will be due and payable on demand of Energenics.  The purpose of the Loan is to provide liquidity to the Debtors in advance of the Debtors’ anticipated bankruptcy filings under Chapter 11 of the US Bankruptcy Code.

In the event that an Event of Default (as defined in the Note) has occurred, then the entire Note automatically becomes due and payable without any notice or other action by Energenics.

The Company’s subsidiary O2Diesel Europe PLC (“O2Diesel Europe”) executed a Guaranty Agreement (the “Guaranty”) in favor of Energenics.  In the event the Debtors default under the terms and provisions of the Note, upon demand, O2Diesel Europe will pay to Energenics all amounts remaining unpaid under the Note.

The foregoing is a summary of the material terms of the Note and Guaranty are qualified in their entirety by  copies of the Note and Guaranty attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 2 -- FINANCIAL INFORMATION

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures required to be provided herein is incorporated by reference to Item 1.01 above.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.                                Description

10.1           Secured Promissory Note, issued by O2Diesel Corporation and O2Diesel Fuels, Inc. on June 23, 2009.  Filed herewith.

10.2           Guaranty, issued by O2Diesel Europe PLC on June 23, 2009.  Filed herewith.

10.3           Security Agreement, be O2Diesel Corporation, O2Diesel, Inc. and Energenics Pte. Ltd., dated June 23, 2009.  Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer

Date: June __, 2009